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                                                                    EXHIBIT 24.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Netfran Development Corp.:



We hereby consent to the use in this registration statement on Form SB-2 of our report dated May 21, 2001, except for Notes 2, 7, 8, 10 and 12 as to which the date is November 7, 2001, relating to the financial statements of Netfran Development Corp. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


                                                    /s/ McClain & Company, L.C.
                                                    ---------------------------
                                                    McClain & Company, L.C.




                                                     Miami, Florida
                                                     December 17, 2001